UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 23, 2019

CAMBREX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10638	22-2476135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of Principal Executive Offices Including Zip Code)

(201) 804-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CBM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 24, 2019, Cambrex Corporation (the “Company”) issued a press release announcing certain preliminary, unaudited third quarter 2019 financial information that the Company intends to make available to prospective lenders in connection with the proposed debt financing of the previously announced pending acquisition by Permira. The press release is furnished with this Form 8-K as Exhibit 99.1.

The financial results included in the press release are unaudited and preliminary estimates that (i) represent the most current information available to management as of the date of this Current Report on Form 8-K, (ii) are subject to completion of financial closing and procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of the Company’s financial condition as of, and its results of operations for the quarter ended, September 30, 2019. Accordingly, undue reliance should not be placed on such preliminary estimates.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

On October 23, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey.

As of September 19, 2019, the record date for the Special Meeting, there were 33,724,367 shares of the Company’s common stock outstanding and entitled to vote. At the Special Meeting, 28,808,335 shares, or approximately 85.42% of all outstanding shares of common stock, were present either in person or by proxy.

At the Special Meeting, three proposals were considered:

(1) The proposal to adopt the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among Catalog Intermediate Inc. (“Parent”), Catalog Merger Sub Inc. (“Merger Sub”) and the Company. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned direct subsidiary of Parent (the “Merger Proposal”).

(2) The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

(3) The proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate and permitted under the Merger Agreement, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal was approved by stockholders. The Compensation Proposal was not approved. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 – The Merger Proposal	28,734,185	11,411	62,739	0

Proposal 2 – The Compensation Proposal	13,271,598	15,326,536	210,201	0

Proposal 3 – The Adjournment Proposal	26,292,561	2,454,662	61,112	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Cambrex Corporation Press Release Dated October 24, 2019

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

By:	/s/ Samantha Hanley
Name:	Samantha Hanley
Title:	Senior Vice President, General Counsel, and Corporate Secretary

Date: October 24, 2019